Exhibit 32.1

Sarbanes-Oxley Act of 2002, Section 906
Certification of Principal Executive and Principal Financial Officers

In connection with the Quarterly Report on Form 10-Q of First Financial Corporation (the “Company”) for the Quarterly period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Norman L. Lowery , as the Chief Executive Officer of the Company, and Rodger A. McHargue, as the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.     This Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 7, 2015	By /s/ Norman L. Lowery
Norman L. Lowery, Vice Chairman, President & CEO
(Principal Executive Officer)

May 7, 2015	By /s/ Rodger A. McHargue
Rodger A. McHargue, Treasurer & CFO
(Principal Financial Officer)